Exhibit 10.27

THIRD AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (“Third Amendment”) is made and entered into as of this 12th day of August, 2005 by and among CENTENNIAL SPECIALTY FOODS CORPORATION, a Delaware corporation, and STOKES CANNING COMPANY, a Colorado corporation (collectively, the “Borrower”), and HEARTLAND BANK, a federal savings bank (“Lender”).

W1TNESSETH:

WHEREAS, pursuant to that certain Loan and Security Agreement dated as of March 15, 2004, by and between Borrower and Lender, and Amendment No. 1 thereto dated March 26, 2004, and a Second Amendment dated March 21, 2005 (as amended, the “Credit Agreement”), Lender has made a Loan available to Borrower in an aggregate principal amount not to exceed $4,000,000.00 (or $5,000,000 if certain conditions are met); and

WHEREAS, pursuant to the terms of the Credit Agreement, the Borrower executed a Revolving Credit Note; and

WHEREAS, the Borrower has proposed certain modifications of the provisions contained in the Credit Agreement, and Lender is willing to agree to same on the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

2.             Amendments to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a)           Section 10.1(a) of the Credit Agreement is hereby deleted in its entirety and is hereby replaced with the following:

“(a) Minimum Consolidated Net Worth. As of the last day of each fiscal quarter of Borrower commencing with the fiscal quarter of Borrower ending March 31, 2004, and continuing to the fiscal quarter of Borrower ending December 31, 2004, permit the sum of Borrowers’ Consolidated Net Worth to be less than $6,700,000; from and after January 1, 2005, and as of any date thereafter continuing through June 30, 2005, permit the sum of Borrowers’ Consolidated Net Worth to be less than $6,400,000; and from and after July 1, 2005, and as of any date thereafter, permit the sum of Borrowers’ Consolidated Net Worth to be less than $5,700,000.”

3.             Conditions to Effectiveness. This Third Amendment shall become effective when and only when the Lender shall have received (i) this Third Amendment duly executed by the Borrower, (ii) the payment to Lender of an amendment fee of $2,500, (iii) payment of all outstanding legal fees and costs of Lender, including those incurred in connection with this Third Amendment, and (iv) such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

4.             Representations and Warranties. The Borrower hereby represents and warrants as follows:

(a)           This Third Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and arc enforceable against the Borrower in accordance with their respective terms.

(b)           Upon the effectiveness of this Third Amendment, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Third Amendment.

(c)           No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Third Amendment.

(d)           The Obligors have no defense, counterclaim or offset with respect to the Credit Agreement or any of the other Loan Documents.

5.             Effect on the Loan Documents.

(a)           Upon the effectiveness of this Third Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.

(b)           Except as specifically amended herein, the Credit Agreement, the Loan Documents, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

(c)           The execution, delivery and effectiveness of this Third Amendment shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

6.             Governing Law. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Missouri.

7.             Headings. Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

8.             Counterparts. This Third Amendment may be executed by the parties hereto in one or more counterparts, each of which taken together shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, this Third Amendment has been duly executed as of the day and year first written above.

HEARTLAND BANK, Lender

By:	/s/ Theodore H. Kraizer
Name:	Theodore H. Kraizer
Title:	Vice President

CENTENNIAL SPECIALTY FOODS
CORPORATION, Borrower

By:	/s/ Douglas L. Evans
Name:	Douglas L. Evans
Title:	Chief Financial Officer

STOKES CANNING COMPANY, Borrower

By:	/s/ Douglas L. Evans
Name:	Douglas L. Evans
Title:	Chief Financial Officer